Exhibit 16.1

Louis Gutberlet

LGG & Associates, P.C.

Certified Public Accountants and Consultants

305 Suwanee East Drive

Lawrenceville, Georgia 30043

April 15, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: The Virtual Learning Company, Inc.

File No. 333-174674

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of The Virtual Learning Company, Inc. dated April 15, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

LGG & Associates, P.C.

/s/ LGG & Associates, P.C.